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                                                  Exhibit 10.1(a)
                                                      [Execution]

               FIRST AMENDMENT TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (herein called the "Amendment") made as of September 30, 1998, by and among HECLA MINING COMPANY, a Delaware corporation (herein called "Borrower"), Kentucky-Tennessee Clay Company, a Delaware corporation, K-T Feldspar Corporation, a North Carolina corporation, MWCA, Inc., an Idaho corporation (successor by merger to Colorado Aggregate Company of New Mexico and Mountain West Products, Inc., an Idaho corporation), and NATIONSBANK, N.A., a national banking association, (successor to NationsBank of Texas, N.A.) (in its capacity as Agent under the Original Agreement, herein called "Agent"), and Lenders named in the Original Agreement referred to below ("Lenders"),

                      W I T N E S S E T H:

     WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of August 11, 1997, (the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

     WHEREAS, Borrower, Agent and Lenders desire to amend the Original Agreement to provide for the purposes and consideration set forth herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement and in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                           ARTICLE I.

                   DEFINITIONS AND REFERENCES

     SECTION 1.1. TERMS DEFINED IN THE ORIGINAL AGREEMENT. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

     SECTION 1.2. OTHER DEFINED TERMS. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this
Section 1.2.

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          "Amendment" shall mean this First Amendment to Credit
     Agreement.

          "Amendment Documents" shall mean this Amendment and any other documents executed and delivered by Borrower or any Subsidiary Guarantor.

          "Credit Agreement" shall mean the Original Agreement as amended hereby.

                           ARTICLE II.

                AMENDMENTS TO ORIGINAL AGREEMENT

     SECTION 2.1. DEFINED TERMS. (a) The following definitions in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

          "'Cash Earnings' means as of the end of any Fiscal Quarter, Borrower's Consolidated net income for for the two consecutive Fiscal Quarters then ended plus Borrower's projected Consolidated net income for the immediately succeeding two Fiscal Quarters as set forth in the cash flow projections delivered to Agent and approved by Majority Lenders in accordance with Section 2.8(b) plus (i) nonrecurring losses taken into account in determining such net income and (ii) exploration expenses taken into account in determining such net income, but only to the extent that exploration expenses exceed $3,000,000, minus (iii) nonrecurring gains taken into account in determining such net income and (iv) any cash dividends that have been declared, accrued or paid (without duplication) on common or preferred stock during such Fiscal Quarter.

          "'Commitment Period' means the period from and including the date hereof until and including December 31, 2001 (or, if earlier, the day on which the Notes first become due and payable in full)."

          "'Final Maturity Date' means December 31, 2003."

          "'EBITDA' means as of the end of any Fiscal Quarter, Borrower's Consolidated net income for the four consecutive Fiscal Quarters then ended plus exploration expenses in excess of $3,000,000, interest, taxes, depreciation and amortization, nonrecurring losses and reclamation charges, to the extent the foregoing have been deducted in determining such net income, minus nonrecurring gains to the extent such gains have been included in determining such net income.


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          "'Fixed Charges' means as of the end of any Fiscal
     Quarter, the sum of the following for the period of four consecutive Fiscal Quarters then ended (i) Borrower's Consolidated interest expense for such period, plus (ii) Borrower's Consolidated long-term debt scheduled to be paid during such period, plus (iii) Borrower's Consolidated capital lease payments paid during such period, plus (iv) dividends on common and preferred stock declared or paid (without duplication) by Borrower during such period, plus
     (v) Borrower's Consolidated reclamation expenditures paid during such period; provided however, that during the period through and including December 31, 1999, Fixed Charges shall be reduced by the net proceeds from sales of real property and the Metalline Contact Mines, Inc. shares, which are non-recurring gains."

          "'Total Debt to Cash Earnings Ratio' means as of the end of any Fiscal Quarter, the ratio of (i) Total Debt at the end of such Fiscal Quarter to (ii) Cash Earnings as of the end of such Fiscal Quarter (calculated on a four quarter basis as set forth in the definition of Cash Earnings in
     Section 1.1)."

     (b)  The following definition in Section 1.1 of the Original
Agreement is hereby added immediately following the definition of "Event of Default" to read as follows:

          "'First Amendment Effective Date' shall mean
     September 30, 1998."

     SECTION 2.2.   FEES.  Section 2.5(b) of the Original
Agreement is hereby amended in its entirety to read as follows:

          "(b) In consideration of the issuance of each Letter of Credit by Issuing Bank, Borrower agrees to pay:

               (i) an issuance fee for each Letter of Credit in the amount calculated by applying one-eighth of one percent (0.125%) per annum of the face amount of such Letter of Credit for the term thereof, payable to Issuing Bank for its own account at the time of issuance of such Letter of Credit;

               (ii) for the Bond LC, a letter of credit fee equal to the amount calculated by applying 1.375% per annum to the face amount of the Bond LC for the term thereof, payable to Issuing Bank.


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               (iii) for all Letters of Credit except the Bond
          LC, a letter of credit fee equal to the greater of (A) the amount calculated by applying the Fixed Rate Spread to the face amount of such Letter of Credit for the term thereof or (B) $500, in each case payable to Issuing Bank at the time of issuance of such Letter of Credit for the account of Lenders in accordance with their Percentage Shares."

     SECTION 2.3.  MANDATORY PREPAYMENTS; DETERMINATION OF TOTAL
DEBT TO CASH EARNINGS RATIO.  Section 2.8(a) of the Original
Agreement is hereby amended in its entirety to read as follows:

               (a)  Applicable Cash Earnings Ratio.

               (i)  During the Commitment Period:

                    (1) if the Total Debt to Cash Earnings Ratio
               exceeds 3.75 to 1.0 as of the end of any Fiscal Quarter during the period beginning on the First Amendment Effective Date and ending on or prior to December 31, 1999;

                    (2) if the Total Debt to Cash Earnings Ratio
               exceeds 3.5 to 1.0 as of the end of any Fiscal Quarter during the period beginning on January 1, 2000 and ending on or prior to December 31, 2000; or

                    (3) if the Total Debt to Cash Earnings Ratio
               exceeds 3.25 to 1.0 as of the end of any Fiscal Quarter ending after January 1, 2001;
     (the maximum Total Debt to Cash Earnings Ratio specified in this Section 2.8(a)(i) and in Section 2.8(a)(ii) for a particular period is herein called the "Maximum Total Debt to Cash Earnings Ratio" for such period);

     then, Borrower shall make a prepayment of the Loan Balance to Agent for distribution to Lenders in the amount necessary to cause the Total Debt to Cash Earnings Ratio to be equal to or less than the Maximum Total Debt to Cash Earnings Ratio for such period under this Section 2.8 (in this section called the "Required Prepayment Amount"), all in accordance with the following provisions of this Section 2.8.

               (ii) After the Commitment Period expires, if the Total Debt to Cash Earnings Ratio exceeds 3.25 to 1.0 as of the end of any Fiscal Quarter, then Borrower shall make a prepayment of the Loan Balance to Agent for distribution to Lenders in the amount necessary to cause the Total Debt to

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     Cash Earnings Ratio to be equal to or less than the Maximum
     Total Debt to Cash Earnings Ratio for such period under this
     Section 2.8 (in this section called the "Required Prepayment Amount"), all in accordance with the following provisions of this Section 2.8.

     Before the end of the second calendar month immediately following such Fiscal Quarter, Borrower shall give written notice to Agent electing to pay the Required Prepayment Amount to Agent for distribution to Lenders either (i) on the last day of the next calendar month or (ii) in six (6) equal consecutive monthly installments due on the last day of each of the next six calendar months beginning with the month following the month in which such election is made. (For example, if the Total Debt to Cash Earnings Ratio as of the end of the Fiscal Quarter ended September 30, 1998 were to exceed 3.75 to 1.0, Borrower would be required to elect by November 30, 1998 whether to pay the full Required Prepayment Amount on December 31, 1998 or to pay the Required Prepayment Amount in six equal consecutive monthly installments beginning on December 31, 1998.) If such installment payments are elected, Borrower shall pay each such installment when due. Each such prepayment made after the end of the Commitment Period shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid, together with any other amounts then due and payable under Section 2.14. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment."

     SECTION 2.4. CASH FLOW PROJECTIONS. Section 5.1(b)(iii) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(iii) Within 45 days after the end of each Fiscal Quarter, cash flow projections based on a rolling four quarter basis, to be used to calculate the Total Debt to Cash Earnings Ratio as set forth in Section 2.8(b), and by March 31 of each year annual five-year cash flow projections, together with (A) information prepared by Borrower and/or its geologists and/or consultants supporting such projections and (B) as to such quarterly projections, any available information regarding actual cash flow since the end of such Fiscal Quarter.


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     SECTION 2.5.  SUBSIDIARY GUARANTORS.  The first sentence of
Section 5.1(m) of the Original Agreement is hereby amended in its entirety to read as follows:

     "Borrower shall cause each of its Subsidiaries now existing or created, acquired or coming into existence after the date hereof, that has assets at any time in excess of $1,000,000 (calculated at net book value) or having net cash earnings constituting more than ten percent (10%) of Cash Earnings as of the end of such Fiscal Quarter (calculated on a four quarter basis as set forth in the definition of Cash Earnings in Section 1.1 and then divided by four), to become a Subsidiary Guarantor and a party hereto at such time and to execute and deliver to Agent a Subsidiary Guarantor Security Agreement, and shall cause such Subsidiary to deliver at such time written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its joinder hereto and the performance of its obligations as a Subsidiary Guarantor hereunder."

     SECTION 2.6. FIXED CHARGE COVERAGE RATIO. Section 5.2(l) of the Original Agreement is hereby amended in its entirety to read as follows:

          "(l) Fixed Charge Coverage Ratio. The ratio of (1) Borrower's Consolidated EBITDA as of the end of each Fiscal Quarter to (2) Borrower's Consolidated Fixed Charges as of the end of such Fiscal Quarter will never be less than (i)
     1.1 to 1.0 from September 30, 1998 until December 31, 1999
     (ii) 1.25 to 1.0 from January 1, 2000 until December 31, 2000, and (iii) 1.5 to 1.0 at any time after December 31, 2000."

     SECTION 2.7. TANGIBLE NET WORTH.  Section 5.2(m) of the
Original Agreement is hereby amended in its entirety to read as follows:

          "(m) Tangible Net Worth. Borrower's Consolidated Tangible Net Worth as of the end of any Fiscal Quarter ending after December 31, 1997 will not be less than the sum of (1) $150,000,000, plus (2) 50% of Borrower's Consolidated net income earned during the period from January 1, 1998 to the end of such Fiscal Quarter, if positive, or zero, if negative, plus (3) 75% of the net proceeds from the issuance of equity securities of Borrower after July 1, 1999, to the end of such Fiscal Quarter;"

     SECTION 2.8. LIMITATION ON INTEREST The next-to-last sentence of Section 9.6 of the Original Agreement is hereby amended in its entirety to read as follows:

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     "In the event applicable law provides for an interest
     ceiling under Section 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code and shall be used when appropriate in determining the Highest Lawful Rate"

                          ARTICLE III.

                   CONDITIONS OF EFFECTIVENESS

     SECTION 3.1. EFFECTIVE DATE. This Amendment shall become effective as of the date first above written when, and only when:

     (a) Agent shall have received the Amendment duly executed and delivered by Borrower;

     (b) Agent shall have received an amendment fee of $27,500 payable to Agent for the account of Lenders in accordance with their Percentage Shares; and

     (c) Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by Agent, duly authorized, executed and delivered, and in form and substance satisfactory to Agent:

          (i) a compliance certificate of a duly authorized officer of Borrower to the effect that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness and certifying as to certain corporate matters;

          (ii) an opinion of Borrower's counsel in form and substance satisfactory to Agent; and

          (iii)  such supporting documents as Agent may
     reasonably request.

                           ARTICLE IV.

                 REPRESENTATIONS AND WARRANTIES

     SECTION 4.1.  REPRESENTATIONS AND WARRANTIES OF BORROWER.
In order to induce each Lender to enter into the Amendment
Documents, Borrower represents and warrants to each Lender that:

     (a)  The representations and warranties contained in Section
4.1 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof.

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     (b)  Borrower is duly authorized to execute and deliver the
Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of the Amendment Documents and to authorize the performance of the obligations of Borrower hereunder.

     (c) The execution and delivery by Borrower of the Amendment Documents, the performance by Borrower of its obligations thereunder and the consummation of the transactions contemplated thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of the Amendment Documents.

     (d) When duly executed and delivered, each of the Amendment Documents and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

     (e) The audited annual Consolidated financial statements of Borrower dated as of December 31, 1997 and the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 1998 fairly present the Consolidated financial position at such dates and the Consolidated statement of operations and the changes in Consolidated financial position for the periods ending on such dates for Borrower. Copies of such financial statements have heretofore been delivered to each Lender. Since June 30, 1998, no material adverse change has occurred in the financial condition or businesses or in the Consolidated financial condition or businesses of Borrower.

                           ARTICLE V.

                          MISCELLANEOUS

     SECTION 5.1. RATIFICATION OF AGREEMENTS. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit

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Agreement in any Loan Document shall be deemed to refer to this
Amendment also and any reference in any Loan Document to any other document or instrument amended, renewed, extended or otherwise affected by any Amendment Document shall also refer to such Amendment Document. The execution, delivery and effectiveness of the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

     SECTION 5.2. SURVIVAL OF AGREEMENTS. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of the Amendment Documents and the performance hereof and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower or any Related Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under the Amendment Documents and under the Credit Agreement.

     SECTION 5.3. GOVERNING LAW. The Amendment Documents shall be governed by and construed in accordance with the laws of the State of Texas and any applicable laws of the United States of America in all respects, including construction, validity and performance.

     SECTION 5.4.  COUNTERPARTS.  This Amendment may be
separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


















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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                         HECLA MINING COMPANY, Borrower


                         By:  /s/ John P. Stilwell
                            ---------------------------
                              John P. Stilwell
                              Vice President-Chief Financial
                              Officer

                         Address (for Borrower and Subsidiary
                         Guarantors):

                         6500 Mineral Drive
                         Coeur d'Alene, Idaho  83814-8788
                         Attention: Vice President-Finance

                         Telephone: (208) 769-4100
                         Telecopy: (208) 769-7612

































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                         MWCA, INC., Subsidiary Guarantor,
                         successor by merger to Colorado
                         Aggregate Company of New Mexico and
                         Mountain West Products, Inc.


                         By:  /s/ J. Gary Childress
                            -------------------------------
                              J. Gary Childress
                              Vice President



                         KENTUCKY-TENNESSEE CLAY COMPANY,
                         Subsidiary Guarantor


                         By:  /s/ J. Gary Childress
                            -------------------------------
                              J. Gary Childress
                              Vice President



                         K-T FELDSPAR CORPORATION, Subsidiary
                         Guarantor


                         By:  /s/ J. Gary Childress
                            -------------------------------
                              J. Gary Childress
                              Vice President























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                         NATIONSBANK, N.A.,
                         Agent and Lender


                         By:  /s/ David C. Rubenking
                            -------------------------------
                              David C. Rubenking,
                              Senior Vice President



                         Address:

                         NationsBank Plaza
                         901 Main Street, 49th Floor (75202)
                         Post Office Box 830104
                         Dallas, Texas  75383
                         Attention: Energy Lending Group

                         Telephone: (214) 508-1200
                         Telecopy: (214) 508-1286

                         with a copy to:

                         NationsBank, N.A.
                         Denver Energy Group
                         370 Seventeenth, Suite 3250
                         Denver, Colorado  80202-5632
                         Attention:  David Rubenking

                         Telephone: (303) 629-6969
                         Telecopy: (303) 629-6303






















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                         BANK OF AMERICA N.T. & S.A., as
                         Successor by Merger to Bank of
                         America, N W, N.A.


                         By:  /s/ Joe Poole
                             -----------------------------
                              Joe Poole, Vice President

                         Address:
                         Corporate Banking, Spokane Office
                         West 601 Riverside Ave., Fl. SFC-5
                         Spokane, Washington  99201
                         Attention: Joe Poole, Vice Pres.

                         Telephone: (509) 353-1475
                         Telecopy: (509) 353-1492




                         FIRST SECURITY BANK, N.A., Lender


                         By:  /s/ Vicki Riga
                            ------------------------------
                              Vicki Riga, Vice President

                         Commercial Lending
                         119 North 9th Street
                         Boise  Idaho  83702
                         Attention:  Vicki Riga, Vice President

                         Telephone:  208/393-2163
                         Telecopy:  208/393-2472